Exhibit 10.1
FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of September 29, 2023 (the “Fifth Amendment Effective Date”), is among HARMONIC INC. and HARMONIC INTERNATIONAL GmbH, as Borrowers, the other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A., as Lender.
RECITALS:
The Borrowers and the Lender have entered into that certain Credit Agreement dated as of December 19, 2019 (as amended by (i) the First Amendment to Credit Agreement, dated as of May 28, 2020, (ii) the Limited Consent to Credit Agreement, dated as of June 25, 2020, (iii) the Second Amendment to Credit Agreement, dated as of October 30, 2020, (iv) the Third Amendment to Credit Agreement dated as of November 10, 2020, and (v) the Fourth Amendment to Credit Agreement dated as of October 28, 2022 and as amended hereby and as the same may hereafter be amended or otherwise modified, the “Credit Agreement”).
The Borrowers and the Lender now desire to amend the Credit Agreement as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the Fifth Amendment Effective Date unless otherwise indicated:
ARTICLE I
DEFINITIONS
Section 1.1Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.
ARTICLE II
AMENDMENTS
Section 2.1Amendments to Section 1.01 of the Credit Agreement. Effective as of the Fifth Amendment Effective Date, Section 1.01 of the Credit Agreement is hereby amended as follows:
(a)The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:
“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by the Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, and interstate depository network services and cash pooling services), and (e) any accounts receivable purchase program, including, without limitation, the accounts receivable purchase program provided by JPMCB Receivables Purchaser to Borrower pursuant to the Receivables Purchase Agreement.

“Banking Services Obligations” means any and all obligations of the Loan Parties or their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services (including, without limitation, the RPA Obligations).
“Loan Documents” means, collectively, this Agreement, each promissory note issued pursuant to this Agreement, each Letter of Credit Agreement, each Collateral Document, the Loan Guaranty, each compliance certificate or other certification delivered in connection with this Agreement, and each other agreement, instrument, document and certificate identified in Section 4.01 executed and delivered to, or in favor of, the Lender and including each other pledge, power of attorney, consent, assignment, contract, notice, letter of credit agreement, letter of credit application and each other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby (including, without limitation, the Receivables Purchase Agreement). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Lender of a cash deposit, or at the discretion of the Lender a backup standby letter of credit satisfactory to the Lender, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the indefeasible payment in full in cash of the accrued and unpaid fees owed pursuant to the Loan Documents (other than the Receivables Purchase Agreement), (iv) the indefeasible payment in full in cash of all reimbursable expenses owed pursuant to the Loan Documents (other than the Receivables Purchase Agreement) and other Secured Obligations (other than (x) the RPA Obligations and (y) Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of the Revolving Commitment, and (vi) the termination of the Swap Agreement Obligations and the Banking Services Obligations (other than the RPA Obligations) or entering into other arrangements reasonably satisfactory to the Secured Parties counterparties thereto.
(b)Section 1.01 of the Credit Agreement is hereby amended to add the following definitions thereto in their proper alphabetical order:
“Fifth Amendment Effective Date” means September 29, 2023.

“JPMCB Receivables Purchaser” means JPMorgan Chase Bank, N.A., a national banking association, in its capacity as “Purchaser” under the Receivables Purchase Agreement (and, for the avoidance of doubt, JPMCB Receivables Purchaser shall not include any successors and/or assigns of JPMorgan Chase Bank, N.A., in its capacity as such Purchaser, unless approved by Lender in its sole discretion).
“Purchased Account” means an Account which is purchased by JPMCB Receivables Purchaser from time to time pursuant to the Receivables Purchase Agreement.
“Receivables Purchase Agreement” means that certain Master Receivables Purchase Agreement dated as of the Fifth Amendment Effective Date, among the Company, JPMCB Receivables Purchaser and certain other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions of Section 6.11), whereby the Company may sell certain Purchased Accounts to JPMCB Receivables Purchaser.
“Receivables Purchase Collections Account” means an account maintained by the Company with the Lender for purposes of collecting the proceeds received from the applicable Account Debtor with respect to the Purchased Accounts and designated as the collections account under the Receivables Purchase Agreement.
“RPA Obligations” means the repurchase, indemnity and other obligations owing by the Company and any other Loan Party to JPMCB Receivables Purchaser under the Receivables Purchase Agreement.
Section 2.2Amendment to Section 2.10(c) of the Credit Agreement. Effective as of the Fifth Amendment Effective Date, Section 2.10(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
(c)    [Intentionally omitted.]
Section 2.3Amendment to Section 6.01 of the Credit Agreement. Effective as of the Fifth Amendment Effective Date, Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (s) thereof; (ii) deleting the period at the end of clause (t) thereof and inserting “; and” in lieu thereof; and (iii) adding a new clause (u) thereto, to read in its entirety as follows:
(u)    to the extent constituting Indebtedness, obligations of the Company to JPMCB Receivables Purchaser pursuant to the Receivables Purchase Agreement and secured only by Liens on the Purchased Accounts and the Receivables Purchase Collections Account pursuant to the terms of the Receivables Purchase Agreement; provided, that such Indebtedness (i) is incurred pursuant to the terms and conditions of the Receivables Purchase Agreement and (ii) does not exceed $50,000,000 in the aggregate at any time outstanding.
Section 2.4Amendment to Section 6.02 of the Credit Agreement. Effective as of the Fifth Amendment Effective Date, Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (o) thereof; (ii) deleting the period at the end of clause (p) thereof and inserting “; and” in lieu thereof; and (iii) adding a new clause (q) thereto, to read in its entirety as follows:

(q)    Liens on the Purchased Accounts and Receivables Purchase Collections Account in favor of JPMCB Receivables Purchaser under the Receivables Purchase Agreement.
Section 2.5Amendment to Section 6.05 of the Credit Agreement. Effective as of the Fifth Amendment Effective Date, Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) thereof; (ii) deleting the period at the end of clause (k) thereof and inserting “; and” in lieu thereof; and (iii) adding a new clause (l) thereto, to read in its entirety as follows:
(l)    Dispositions of Purchased Accounts pursuant to the Receivables Purchase Agreement;
Section 2.6Amendment to Section 6.11 of the Credit Agreement. Effective as of the Fifth Amendment Effective Date, Section 6.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
SECTION 6.11    Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, except to the extent permitted under the intercreditor agreement or subordination agreement applicable to such Subordinated Indebtedness, (b) the Convertible Notes, the 2020 Notes Indenture, the 2024 Notes Indenture or any other documents, agreements or instruments executed in connection therewith, (c) its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, or (d) the SES Purchase Agreement or the Receivables Purchase Agreement, in each case, to the extent any such amendment, modification or waiver would be materially adverse to the Lender.
ARTICLE III
AGREEMENTS REGARDING RECEIVABLES PURCHASE AGREEMENT
Section 3.1Additional Agreements Regarding Receivables Purchase Agreement. Further, effective as of the Fifth Amendment Effective Date, the parties hereto acknowledge and agree to the following: (a) JPMCB Receivables Purchaser shall have all ownership rights in the Purchased Accounts effective upon its purchase thereof and remittance of the purchase price therefor pursuant to Section 6.05(l) of the Credit Agreement (as amended hereby), free and clear of any Liens, claims or interests of the Lender (but not JPMCB Receivables Purchaser) with respect to the Secured Obligations other than the RPA Obligations; (b) at all times, the Lender shall have and retain a first priority Lien on the amounts owing by JPMCB Receivables Purchaser to the Company under the Receivables Purchase Agreement, including, without limitation, the Company’s right to payment of the purchase price for the Purchased Accounts purchased by JPMCB Receivables Purchaser from the Company under the Receivables Purchase Agreement; (c) the RPA Obligations shall be Secured Obligations for all purposes under, and secured by the Collateral pursuant to, the Loan Documents; and (d) Eligible Accounts shall expressly exclude (i) all Purchased Accounts, (ii) all Accounts owing by Comcast Corporation and its Affiliates (collectively, “Comcast Accounts”), so long as any Comcast Accounts are Purchased Accounts, and (iii) any other Accounts owing by an Account Debtor to the extent that (x) any Accounts owing by such Account Debtor are Purchased Accounts and (y) such Account Debtor makes payment in respect of all of its Accounts (regardless of whether such Accounts constitute Purchased Accounts) to the Receivables Purchase Collections Account. For the avoidance of doubt, nothing herein shall be deemed to impair or release any Liens or rights granted by the Company or any other Loan Party to the Lender under the Loan

Documents or any Liens or rights granted by the Company to JPMCB Receivables Purchaser under the Receivables Purchase Agreement.
ARTICLE IV
CONDITIONS

Section 4.1Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)The Lender (or its counsel, Winstead PC) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include fax or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b)The Lender shall have received true, correct and complete copies of the Receivables Purchase Agreement, duly executed by the parties thereto;
(c)The Lender shall have received all fees required to be paid and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the Fifth Amendment Effective Date;
(d)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the Fifth Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and
(e)No Default shall have occurred and be continuing, and no event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
Section 5.1Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower and Lender agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Credit Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 5.2Representations and Warranties. Each Loan Party represents and warrants to the Lender that (and where applicable, agrees) as follows: (a) both before and after giving effect to this Amendment, no Default shall have occurred and be continuing; (b) both before and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of such Loan Party and does not and will not: (1) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (2) violate any material Requirement of Law applicable to any Loan Party or any Subsidiary, (3) violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (4) result in the creation or imposition of, or other requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents; (d) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of each Loan Party and the resolutions of such Loan Party last delivered to the Lender have not been modified or rescinded and remain in full force and effect; and (e) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE VI
MISCELLANEOUS
Section 6.1Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Amendment, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and Section 8.03 of the Credit Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitment or the termination of the Credit Agreement or any other Loan Document or any provision hereof or thereof.

Section 6.2Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
Section 6.3Loan Document. This Amendment is a Loan Document and is subject to the terms of the Credit Agreement.
Section 6.4Expenses of Lender. As provided in the Credit Agreement, jointly and severally, shall pay all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Lender, in connection with the preparation and administration of this Amendment.
Section 6.5Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 6.6Applicable Law. This Amendment and all other Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
Section 6.7Successors and Assigns. This Amendment is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 8.04 of the Credit Agreement. Any assignment or other transfer made in violation of this Section shall be void.

Section 6.8Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the Credit Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 6.9Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower or any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 6.10Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 6.11ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signatures on following pages]

Executed as of the date first written above.

HARMONIC INC.

By:
Name: Walter Jankovic
Title: Chief Financial Officer

HARMONIC INTERNATIONAL GmbH

By:
Name: Walter Jankovic
Title: Managing Officer
Signature Page

JPMORGAN CHASE BANK, N.A

By:
Name:
Title: Authorized Signatory
Signature Page